AIRCRAFT LEASE AGREEMENT

                                     between

                                RNE SKYVIEW, LLC

                                       and

                        INTEGRATED HEALTH SERVICES, INC.

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                            AIRCRAFT LEASE AGREEMENT

This AIRCRAFT LEASE AGREEMENT (this "Lease") is made and entered into as of the 12th day of December, 1997, between RNE SKYVIEW, LLC, a Delaware limited liability company ("Skyview"), with an address at 10065 Red Run Boulevard, Owings Mills, Maryland 21117, and INTEGRATED HEALTH SERVICES, INC., a Delaware corporation ("IHS"), with an address at 10065 Red Run Boulevard, Owings Mills, Maryland 21117.

In consideration of the mutual promises set forth herein and subject to all of the terms and conditions of this Lease, Skyview and IHS agree as follows:

ARTICLE 1 SCOPE OF LEASE

A. Skyview is the owner of a 1992 British Aerospace BAe 125 Series 800A type aircraft, bearing Manufacturer's Serial Number NA0474 and Federal Aviation Administration ("FAA") Registration Number N622AD, and a total of two (2) Garrett engines, bearing Manufacturer's Serial Numbers P91560 and P91561, installed thereon, with the accessories and in the configuration as described in Annex A hereto. The aircraft, engines and accessories are hereinafter referred to, collectively, as the "Aircraft." Skyview hereby leases to IHS and IHS hereby leases from Skyview the Aircraft during the term and in accordance with the provisions of this Lease.

B. Any terms used in this Lease which are not defined herein to describe services or materials shall have the meanings established by common usage in the airline industry and in the course of dealing between Skyview and IHS.

ARTICLE 2 LEASE REQUIREMENTS

A.   The  Aircraft  will be leased by IHS for a minimum  amount of five  hundred
     (500) block hours utilization each year during the term of this Lease. IHS agrees to pay for a minimum amount of five hundred (500) block hours utilization of the Aircraft each year during the term of this Lease, whether or not IHS actually uses such minimum amount of hours each year. The use of the Aircraft during any portion of an hour shall be deemed use thereof for such entire hour. The hourly charges shall be calculated at the time of takeoff from the departure of each leg of each trip and to landing at the destination airport of each leg each trip. Both Skyview and IHS shall have the right to confirm the flight hours by examination of pertinent pilot and aircraft log books.






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B.   DELIVERY OF THE AIRCRAFT

     1. The Aircraft will be delivered by Skyview and accepted by IHS in Baltimore, Maryland with all maintenance and inspections up to date, duly certified as an airworthy aircraft by the FAA repair facility, which includes an unexpired airworthiness certificate, and shall have all systems, equipment, radios, and appliances in working order.

     2. Skyview shall permit IHS to make a ground inspection of the Aircraft prior to acceptance of the Aircraft by IHS. Delivery and acceptance of the Aircraft shall be evidenced by delivering to Skyview a signed delivery receipt of IHS acknowledging delivery and acceptance of the Aircraft.

C.   RETURN OF THE AIRCRAFT

     1. IHS shall return the Aircraft to Skyview at a location within the Continental United States designated by Skyview on the date of termination of this Lease and provide insured storage at such location for a period not to exceed ninety (90) days. IHS agrees that it will return the Aircraft to Skyview in the same and as good a condition as when accepted by IHS, normal wear and tear excepted. In the event IHS does not return the Aircraft in such condition, Skyview will provide prompt written notice to IHS of reasonable repairs necessary to restore the Aircraft to such condition, at IHS's sole cost and expense, in accordance with Article 4 hereof.

     2. The Aircraft's airframe shall have remaining to the next airframe block overhaul, a hard time minimum of fifty percent (50%) time to the next scheduled overhaul, as defined by the manufacturer or applicable maintenance program. The Aircraft's landing gear components shall have remaining to the next scheduled overhaul, a hard time minimum of fifty percent (50%) time remaining to the next scheduled overhaul, as defined by the manufacturer or applicable maintenance program.

     3. IHS shall have all other hard-time limited components shall have the equivalent of fifty percent (50%) time of operation remaining, as defined by the manufacturer or applicable maintenance program.

     4. Any shortfall in the MSP (as defined hereinafter) reserve balance that is required to maintain the Aircraft's engines as required by the MSP, shall be paid by IHS upon the expiration of the term of this Lease.

D. Title to the Aircraft shall remain with Skyview and the Aircraft shall continue to be registered with the United States Registry of Aircraft during the entire term of this Lease.

E. The Aircraft and any other equipment used hereunder shall be operated only by FAA licensed and fully qualified pilots and be maintained in accordance with applicable

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     specifications and directives of the FAA, approved manufacturer's operating standards and manuals, and Skyview's continuous maintenance program.

F. IHS will not use, operate, maintain, or store the Aircraft in violation of this Lease, or any applicable FAA, federal or state law or regulation, or any instructions furnished to IHS by Skyview. Furthermore, IHS shall not operate the Aircraft in any manner which would contravene the uses and purposes stipulated in the insurance policies described in Article 7 hereof.

G. Notwithstanding any other provision of this Lease, Robert N. Elkins, M.D., Chairman of IHS, shall have the exclusive first use of the Aircraft at any time throughout the term of this Lease. The right of exclusive first use of the Aircraft by Dr. Elkins shall also continue throughout the term of this Lease if Dr. Elkins is terminated as an employee of IHS for any reason, including, but not limited to, as a result of a "Change of Control" at IHS, as defined in IHS's senior secured credit facility. Nothing in this paragraph G shall result in a reduction or termination of IHS's Base Rent obligations or IHS's obligations to pay for all Aircraft use, operation and maintenance expenses throughout the term of this Lease. However, if at any time during the term of this Lease Dr. Elkins uses the Aircraft for his own personal use, then Dr. Elkins shall be obligated to reimburse IHS for IHS's out of pocket costs associated with such use of the Aircraft.

ARTICLE 3 TERM

A. The term of this Lease shall commence on December 12, 1997 (the "Commencement Date") and shall continue until December 12, 2004 (the "Initial Expiration Date"), and shall thereafter be extended without any action by the parties hereto for additional one-year periods unless one of the parties hereto shall notify the other in writing of its intention to terminate this Lease at least six (6) months prior to the Initial Expiration Date or any subsequent anniversary thereof. If the term hereof is extended, the word "term" shall be deemed to refer to any extended term, and all provisions of this Lease shall apply during any extended term, except as may be otherwise specifically provided in writing.

B. Skyview shall have the right, but not the obligation, to terminate this Lease at any time during the term hereof, after ninety (90) days prior written notice to IHS, if the Aircraft is sold by Skyview. IHS shall not have the right to terminate this Lease at any time during the term hereof, except after the Initial Expiration Date as provided in paragraph A above.

ARTICLE 4 MAINTENANCE

A. IHS shall, at its sole cost and expense, maintain the Aircraft in good operating order, repair, condition and appearance in accordance with manufacturer's recommendations, normal wear and tear excepted. Any alterations or modifications to the Aircraft that may, at any time during the term of this Lease, be required to comply with any applicable law, rule or regulation shall be made at the sole cost and expense of IHS. IHS agrees that it has the obligation to maintain and repair the Aircraft and all of its component parts

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     throughout  the term of this Lease.  IHS agrees that it will  provide  line maintenance services at Naples, Florida, at IHS's sole cost and expense. IHS agrees that the maintenance personnel performing hereunder shall have currently effective licenses and ratings and shall be qualified to perform maintenance and repairs on the Aircraft and all such services shall be
     consistent   with  IHS's   current   maintenance   practices  and  approved
     maintenance program. In this connection, IHS shall pay to Skyview (or its designee) a monthly maintenance reserve of $250 per hour of usage hereunder.

B. IHS shall, at its sole cost and expense, be responsible for all Aircraft maintenance and operation expenses, including, but not limited to, the following:

          1.   Fuel, oil and associated taxes;

          2. Cockpit crew salaries, training, expenses and employee benefits;

          3.   Landing fees, customs, etc.;

          4. Hanger rent at the Aircraft's home base and, whenever necessary, on the road;

          5. Any applicable excise, sales, use or property taxes levied on the Aircraft as a result of IHS's use; and

          6. Ferry flights necessary to perform routine maintenance.

C. IHS shall give Skyview notice as soon as possible of repairs which may be required and should be performed on the Aircraft. IHS agrees at all times to operate the Aircraft in a mechanical condition adequate to comply with regulations as set forth by the FAA and any other regulations as set forth by any federal, state or local governing body, domestic or foreign, having power to regulate or supervise the Aircraft or the maintenance, use or operation thereof. Skyview shall have the right at all reasonable times to inspect the Aircraft for purposes of ascertaining compliance with this
     Article 4.

D. The Aircraft at all times during the term of this Lease, shall be deemed airworthy and eligible for an FAA airworthiness certificate.

E. The engines on the Aircraft shall, at all times during the term of this Lease, be maintained by the Allied Signal/Garrett (or any successor to the engine manufacturer thereof) Maintenance Service Plan ("MSP") or any equivalent successor program thereof. The reserve account for the maintenance program shall at all times during the term of this Lease, be current and up to date, as required by the engine maintenance program.

                                       -4-

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ARTICLE 5 FLIGHT OPERATIONS

A. IHS shall, at its sole cost and expense, provide a sufficient number of cockpit crews necessary to operate the Aircraft throughout the term of this Lease. Each cockpit crew shall consist of two (2) members, including a captain and a co-pilot.

B. Subject to all applicable laws and regulations, consistent with the IHS's use of the Aircraft as described in Article 2 hereof, the Aircraft shall at all times be under the technical and operational control of IHS. IHS shall have complete discretion concerning the load carried, its distribution, the route to be flown, the time of departure from the original point and the intermediate point(s), when and if the flight shall be undertaken, and where landings shall be made.

C. At all times during the term of this Lease, the members of the cockpit crew assigned by IHS shall be employees of IHS; provided, however, that immediately upon any termination of Dr. Elkins' employment by IHS, including, but not limited to, as a result of a Change of Control at IHS, the members of the cockpit crew shall become employees of Skyview; and, provided, further, if they become employees of Skyview, the salaries, expenses and employee benefits of the cockpit crew members shall be a cost and expense obligation of IHS throughout the term of this Lease.

D. IHS shall not use or permit the Aircraft to be used in any manner or for any purpose excepted from any insurance policy or policies it is required to carry and to maintain as set forth in this Lease or for any purpose or for the carriage of any goods of any description excepted or exempted from such policies or do any other act or permit to be done anything which could reasonably be expected to invalidate or limit any such insurance policy or violate this Lease.

ARTICLE 6 RENT AND EXPENSES

A. During the term of this Lease, IHS shall pay to Skyview each month:

     1. For the first twelve (12) months hereof, a commercially reasonable base rent (the "Base Rent") for the Aircraft, but at a minimum amount of $89,675.81 per month and $1,076,109.72 per year. Commencing one year from the Commencement Date and during each year throughout the remaining term of this Lease, IHS shall pay to Skyview, for each month, a then current commercially reasonable Base Rent, but at a minimum amount of $89,675.81 per month and $1,076,109.72 per year. IHS will pay the Base Rent due to Skyview in monthly installments thirty
          (30) days in advance of the first day of each month, with the first such installment due on the Commencement Date.

     2. In the event the number of block hours flown in any month is more than forty-two (42) hours, the rent payable for each block hour flown in excess of the minimum number of block hours shall be $2,150 per hour. IHS shall pay Skyview the

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          additional rent due for such additional  block hours used by it by the tenth day after the end of the month in which the additional number of block hours was flown.

B. The amounts quoted in paragraph A above do not include (i) operating expenses, including, but not limited to, take-off and landing fees, parking and hangar fees, ground services and handling fees for the Aircraft, airport taxes and excise taxes, if any, which amounts shall be at the sole cost and expense of IHS and (ii) maintenance expenses, including, but not limited to, the items described in Article 4 hereof which amounts shall be the sole cost and expense of IHS.

C. IHS's obligation to pay Base Rent and any other amounts due hereunder shall be absolute and unconditional. IHS shall not be entitled to any abatement or reduction of, or set-offs against, any Base Rent or any other amounts due to Skyview hereunder, including, without limitation, those arising or allegedly arising out of claims (present or future, alleged or actual, and including claims arising out of strict tort or negligence of Skyview) by IHS against Skyview under this Lease or otherwise or unavailability of the Aircraft. This Lease shall not terminate nor the obligations of IHS be affected by reason or any defect in or damage to, or loss of possession, use or destruction of, the Aircraft from whatsoever cause. It is the intention of the parties that the Base Rent and any other amounts due to Skyview hereunder shall continue to be payable in all events in the manner and at the times set forth herein unless the obligation to do so shall have been terminated in writing by the parties hereto.

D. Payment of the Base Rent and any other payments due Skyview under this Lease shall be made by transfer of immediately available funds to Skyview or its designee to such account or at such address as Skyview may specify in writing; provided, however, that Skyview hereby directs IHS to pay the monthly loan amount due from Skyview to BTM Capital Corporation ("BTM") (except the final balloon payment or any pre-payment penalty due thereunder) in accordance with the monthly invoices to be received by IHS from BTM; and, provided, further, that any Base Rent in excess of the amounts to be paid by IHS to BTM shall be transferred by IHS to Skyview. Payment shall be made on the due date or the date prior thereto if the due date is not a business day in the State of Delaware. If any amount due hereunder is not paid within five (5) days of its due date, IHS agrees to pay Skyview an additional late charge equivalent to the late charge due BTM by Skyview, in addition to the amount due, but such late charge may not exceed the maximum amount permitted by applicable law.

ARTICLE 7 INSURANCE

A. IHS shall, at its sole cost and expense, insure the Aircraft throughout the term of this Lease for damage to or loss of the Aircraft and liability coverage for personal injury, death or property damage, as follows:

     1. Aircraft all-risk hull insurance in an amount not less than the then current Casualty Loss Value (as described on Annex B hereto) of the Aircraft (which all-risk hull

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          insurance shall also include  additional  coverage for engines and all other equipment while removed from the Aircraft in such amount as shall be satisfactory to Skyview and any lender to Skyview) as well as fire and extended coverage insurance on engines, parts and other equipment while removed from the Aircraft and, when available from the United States Government or an agency thereof, war risk insurance, in such amount and of such type as shall be satisfactory to Skyview and any lender to Skyview; and

     2. Aircraft liability insurance, including contractual liability, public liability, passenger legal liability, premises damage liability, personal property liability, personal injury, death and property damage liability, and covering any other risks which Skyview, IHS or any lender to Skyview might incur by reason of the use or operation of the Aircraft in or over any area, in an amount not less than $100,000,000 per occurrence.

     3. IHS agrees to include Skyview and any lender to Skyview as additional insured as respects liability coverage and waiver of subrogation on hull coverage.

B. Such insurance policy or policies will (i) so long as any lien on the Aircraft shall be in effect, name any such lender to Skyview as sole loss payee with respect to proceeds up to the amount of Casualty Loss Value of the Aircraft, and following the discharge of such lien, name Skyview as sole loss payee, on all insurance policies referred to in clause 1. above,
     (ii) name Skyview and any lender to Skyview as additional insureds on all insurance policies referred to in clause 2. above, (iii) provide that (A) none of their respective interests in such policies shall be invalidated by any act or omission of, or breach of warranty or condition contained in, such policies by IHS; (B) no cancellation or lapse of coverage for nonpayment of premium or otherwise, no reduction in coverage and no other change of coverage which adversely affects the interest of any such additional insured or loss payee, shall be effective as to any such additional insured or loss payee until thirty (30) days (or such lesser period as may be permitted in the case of any war risk coverage) after receipt by such additional insured or loss payee of written notice from the insurers of such cancellation, lapse, reduction or change; (C) they shall have no liability for premiums, commissions, calls, assessments or advances with respect to such policies; (D) the insurers waive any rights of set-off, counterclaim, recoupment, deduction or subrogation against such additional insureds or loss payee; (E) such policies will be primary without any right of contribution from any other insurance carried by such additional insureds or loss payee; and (F) in the case of war risk, a standard 50/50 clause shall be in effect.

C. The policies of insurance required under this Article 7 shall be valid and enforceable policies issued by insurers of recognized responsibility acceptable to Skyview and any lender to Skyview. In the event that any of such policies referred to in clause A.2. above shall now or hereafter provide coverage on a "claims made" basis, IHS shall continue to maintain such policies in effect for a period of not less than three (3) years after the expiration of the term of this Lease. Upon the execution of this Lease and thereafter not

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     less than thirty (30) days prior to the  expiration  dates of any  expiring policies theretofore furnished under this Article 7, originals of the policies of insurance and all endorsements required by this Article 7, as certified by the insurer(s), shall be delivered by IHS to Skyview and any lender to Skyview; provided, however, that Skyview and any lender to Skyview may accept copies of the policies, certificates of insurance or other satisfactory evidence in lieu of original policies. Not later than the Commencement Date, and thereafter at intervals of not more than twelve
     (12) months, IHS will furnish or cause to be furnished to Skyview and any lender to Skyview a certificate or other evidence satisfactory to Skyview and any lender to Skyview, signed by independent aircraft insurance brokers, showing the insurance then carried and maintained on the Aircraft and stating in the opinion of such firm that the insurance then maintained complies with the terms of this Article 7. If IHS shall fail to cause the insurance required under this Article 7 to be carried and maintained, Skyview or any lender to Skyview may provide such insurance and IHS shall reimburse Skyview or any lender to Skyview, as the case may be, upon demand for the cost thereof as a supplemental payment hereunder.

ARTICLE 8 INDEMNITY

A. IHS agrees to defend, indemnify and hold harmless Skyview and any lender to Skyview, their officers, agents, servants and employees from and against all liability and losses, including, but not limited to, all reasonable costs and expenses of defense and other costs and expenses, by reason of claims and all recourse rights for loss of or damage to any cargo or baggage, including, but not limited to, any claims for consequential damages, arising out of or in any manner connected with the possession, maintenance, use or operation of the Aircraft by IHS, including, but not limited to, operation thereof by IHS's flight crews, occurring during the term of this Lease, whether or not such loss or damage shall have occurred during the carriage by air and whether or not caused by, or alleged to have been caused by, the negligence (except willful misconduct or gross negligence) of Skyview, its officers, agents, servants, or employees. IHS hereby waives and renounces all claims and recourse rights against Skyview, its officers, agents, servants and employees, and agrees not to claim against or sue Skyview and any lender to Skyview, their officers, agents, servants, or employees, by reason of any claims, demands or causes of action on the part of IHS or asserted against IHS by others for or arising out of any such injury, death or damages. Notwithstanding the foregoing, IHS agrees to defend, indemnify and hold harmless Skyview and any lender to Skyview for injury to or death of any passengers caused by the negligence of IHS's personnel, including its pilot and cabin attendants, and assuming no negligence on the part of Skyview.

B. Skyview agrees to defend, indemnify and hold harmless IHS, its officers, agents, servants and employees from and against all liability and losses, including, but not limited to, all reasonable costs and expenses of defense and other costs and expenses, by reason of claims and all recourse rights for injury to or death of any person other than passengers and for loss of or damage to any property other than cargo and baggage, arising out of or in any manner connected with the willful misconduct or gross negligence of Skyview, its officers, agents, servants, or employees. Skyview hereby waives and renounces all claims

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     and  recourse  rights  against  IHS,  its  officers,  agents,  servants and employees, and agrees not to claim against or sue IHS, its officers, agents, servants or employees, by reason of any claims, demands or causes of action on the part of Skyview or asserted against Skyview by others for or arising out of any such injury, death or damages.

C. The parties hereby agree that the provisions contained in paragraphs A and B above shall survive the termination of this Lease.

ARTICLE 9 DEFAULT

A. The occurrence of any of the following shall constitute a default under this Lease:

     1. The failure of IHS to make a payment of any Base Rent or any other amount due by IHS hereunder in the manner provided herein within five
          (5) business days of the date provided herein;

     2. If any representation or warranty of IHS herein or in any document or certificate furnished by IHS in connection with this Lease shall be false or misleading in any material respect;

     3. If IHS suspends or discontinues business or sells or otherwise disposes of all or substantially all of its assets;

     4. If IHS shall consent to the appointment of a receiver, trustee or liquidator of itself or of a substantial part of its assets or property, or shall admit in writing its insolvency, or bankruptcy or its inability to pay its debts generally as they come due, or shall make a general assignment for the benefit of creditors, or shall file a petition in bankruptcy, or a petition or an answer seeking reorganization in a proceeding under any bankruptcy law (as now or hereafter in effect), or an answer admitting the material allegations of a petition filed against it in any such proceedings, or shall by petition, answer or consent, seek relief under the provisions of any other now existing or future bankruptcy or other similar law providing for the reorganization or winding up of a corporation, or an agreement, composition, extension or adjustment with its creditors;

     5. If an order, judgment or decree shall be entered by a court of competent jurisdiction appointing, without the consent of IHS, a receiver, trustee or liquidator of IHS or of any substantial part of its property, or any substantial part of the property of IHS shall be sequestered, and any such order, judgment or decree of appointment or sequestration shall not have been dismissed, stayed or vacated within sixty (60) days after the date of entry thereof;

     6. If a petition against IHS in a proceeding under the bankruptcy laws or other insolvency laws (as now or hereafter in effect) shall be filed, and any decree or order adjudicating IHS as bankrupt or insolvent in such proceeding shall not have been dismissed, stayed or vacated within sixty (60) days after such adjudication or in case such petition as filed or amended shall be approved by such court as properly filed and shall not have been relinquished, stayed or terminated for a period of sixty (60) days;

     7. If any indebtedness of IHS for an outstanding principal amount in excess of $500,000 shall become due prior to the specified maturity thereof by reason of default, acceleration or otherwise;

     8. If any insurance required to be maintained hereunder is not in full force and effect; or

     9. If IHS fails to perform or observe any other material covenant, condition or agreement to be performed or observed by it hereunder or breaches any of its other obligations to Skyview hereunder or under any instrument, document or agreement between Skyview and IHS and such failure or breach is not cured within thirty (30) days after written notice thereof.

B. IN THE EVENT OF ANY SUCH DEFAULT, and while a default continues, Skyview, at its option, may terminate this Lease. In addition, Skyview (in addition to such other rights and remedies which it may have), may return the Aircraft to its own sole use and quiet enjoyment. As may be necessary, Skyview is hereby authorized by IHS to enter, with or without legal process, on any premises where the Aircraft may be located and to retake possession and to remove the Aircraft from such premises without liability of any kind on the part of Skyview. Termination and repossession shall not relieve the party in default from its obligations under this Lease which are then unsatisfied, and the additional Base Rent and other amounts and damages thereafter due for the unexpired portion of the term of this Lease.

C. IN THE EVENT OF ANY SUCH DEFAULT, and while a default continues, IHS shall, without further demand, forthwith pay to Skyview (i) as liquidated damages for loss of a bargain and not as a penalty, the present worth of the amount of all Base Rent due for the remainder of the term under this Lease (calculated as of the rental next preceding the declaration of default), and (ii) all other sums then due hereunder, Skyview may, but shall not be required to, sell the Aircraft at private or public sale, with or without notice, and without having the Aircraft present at the place of sale; or Skyview may, but shall not be required to, lease, otherwise dispose of or keep idle the Aircraft. The proceeds of sale, lease or other disposition, if any, shall be applied in the following order of priorities: (i) to pay all of Skyview's costs, charges and expenses incurred in taking, removing, holding, repairing and selling, leasing or otherwise disposing of the Aircraft; then (ii) to the extent not previously paid by IHS, to pay Skyview all sums due from IHS hereunder; then (iii) to reimburse to IHS any sums previously paid by IHS as liquidated damages; and (iv) any surplus shall be retained by Skyview, IHS shall pay any deficiency in clauses (i) and (ii) forthwith. The foregoing remedies are cumulative, and any or all thereof may be exercised in lieu of or in addition to each other or any remedies at law, in equity, or under statute. IHS waives notice of sale or other disposition (and the time and place thereof), and the manner and place of any advertising. IHS shall pay as reasonable attorney's fees twenty percent (20%) of the sum of the Base Rent then remaining unpaid and due upon default, or if prohibited by law, such lesser sum as may be permitted. Waiver of any default shall not be waiver of any other or subsequent default.

D. Skyview may at its election waive any default and its consequences and rescind and annul notice to IHS in writing to that effect and thereupon the respective rights of the parties shall be as they would have been if no default had occurred and no such notice had been given. Notwithstanding the provisions of this Article, it is expressly understood and agreed that time is of the essence with regard to all obligations to make payments under this Lease and that no waiver, rescission or annulment shall extend to or affect any other subsequent default or impair any rights or remedies consequent thereon.

ARTICLE 10 REPRESENTATIONS AND WARRANTIES

A.   Skyview represents and warrants as follows:

     1. Skyview is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in each location where the nature of the properties used or business conducted by it makes such qualification necessary.

     2. Skyview has the full power, authority and legal right to execute, deliver and perform its obligations under this Lease and all documents executed and delivered in connection with the Lease. This Lease and all documents executed and delivered in connection with the Lease have been duly authorized by all necessary actions on its part and constitutes a legal, valid and binding obligation of Skyview, enforceable against Skyview in accordance with its terms.

     3. The execution and delivery of this Lease and all documents executed and delivered in connection with the Lease, the performance by Skyview of its obligations hereunder and thereunder and compliance by it with its covenants and warranties hereunder and thereunder will not contravene nor violate any provision of any law, governmental rule or regulation nor contravene the provisions of, constitute a default under, or result in the creation of any lien, mortgage, charge or encumbrance under its charter or by-laws or any contract, Lease, indenture, or other document or instrument to which it or its properties may be subject.

     4. Skyview owns the Aircraft and has good and marketable title thereto.

     5. Skyview will keep the Aircraft registered in accordance with all applicable governmental rules and regulations.

B. IHS represents and warrants as follows:

     1. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in each location where the nature of the properties used or business conducted by it makes such qualification necessary.

     2. It has the full power, authority and legal right to execute, deliver and perform its obligations under this Lease and all documents executed and delivered in connection with the Lease and this Lease and all documents executed and delivered in connection with the Lease have been duly authorized by all necessary actions on its part and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms thereof;

     3. The execution and delivery of this Lease and all documents executed and delivered in connection with the Lease, the performance by it of its obligations hereunder and thereunder and the compliance by it with its covenants and warranties hereunder and thereunder will not contravene nor violate any provision of any law, governmental rule or regulation nor will it contravene the provisions of, constitute a default under, or result in the creation of any lien, mortgage, charge or encumbrance under its charter or by-laws or any contract, Lease, indenture, or other document or instrument to which it or its properties may be subject.

     4. There are no suits or proceedings, pending or threatened in any court or before any commission, board or other administrative agency against or affecting it which will have a material adverse effect on its ability to fulfill its obligations under this Lease.

     5. It is and will be at all times validly existing and in good standing under the laws of the State of Delaware.

C. All representations and warranties contained herein and made by either party to the other shall survive the execution of this Lease.

ARTICLE 11 REPORTS

IHS shall notify Skyview in writing, within ten (10) days after it learns of any tax or other lien attaching to the Aircraft, of the full particulars thereof. IHS shall within one hundred twenty (120) days of the close of each fiscal year deliver to Skyview a balance sheet as of the end of such fiscal year and profit and loss statement for the one-year period then ended, certified by a recognized firm of independent certified public accountants. Upon request of Skyview, IHS shall deliver to Skyview quarterly, within ninety (90) days of the close of each fiscal quarter, in reasonable detail, copies of quarterly financial statements certified by the chief financial officer of IHS. Within ten (10) days after any reasonable request by Skyview, IHS will furnish a certificate of an authorized officer stating that such officer has reviewed the activities of IHS and that there exists no default (as described in Article 9 hereof) or event which with notice or lapse of time or both would constitute such a default.

ARTICLE 12 GOVERNING LAW

This Lease shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its conflicts of laws principles.

ARTICLE 13 NOTICES

Any notice required or permissible under this Lease shall be in writing and shall be sent by telex, cable, facsimile transmission, by certified mail return receipt requested, or by express courier (Fed Ex, etc.). If sent by telex, cable or facsimile transmission, it will be confirmed by certified mail return receipt requested or express courier, addressed to the parties at the following addresses and shall be deemed received upon actual receipt of the earliest notice thereof:

           To Skyview:

                                  RNE Skyview, LLC
                                  10065 Red Run Boulevard
                                  Owings Mills, Maryland  21117
                                  Attention: Robert N. Elkins
                                  Copy to: Marshall A. Elkins
                                  Fax: (410) 998-8500

           To IHS:

                                  Integrated Health Services, Inc.
                                  10065 Red Run Boulevard
                                  Owings Mills, Maryland  21117
                                  Attention: Daniel J. Booth
                                  Fax: (410) 998-8695

           To Lender:

                                  BTM Capital Corporation
                                  125 Summer Street
                                  Boston, Massachusetts 02110
                                  Attention: Senior Vice President

                                             Administration
                                  Fax: (617) 345-5625

ARTICLE 14 ASSIGNMENT

Skyview, in exercising its rights or performing any obligations under this Lease, may utilize, wholly or partially, the services of third parties; provided, however, such assignment of obligations will not relieve Skyview of any liability to IHS under this Lease. Without the prior written consent of Skyview, which consent may be unreasonably withheld or denied, IHS may not assign this Lease or its interest or rights hereunder or enter into any lease or sublease with respect to the Aircraft covered hereby. Skyview may, without the consent of IHS, assign this Lease or its interests or rights hereunder. IHS agrees that if it receives written notice of an assignment from Skyview, it will pay all Base Rent and other amounts payable hereunder to such assignee under any assignment or as instructed by Skyview. IHS further agrees to confirm in writing receipt of a notice of assignment as may be reasonably requested by Skyview and to execute and deliver any documents reasonably requested in furtherance of such assignment. IHS hereby waives and agrees in the same manner and to the extent provided in Article 6, paragraph C, not to assert against any such assignee any defense, set-off, recoupment claim or counterclaim which IHS has or may at any time have against Skyview for any reason whatsoever. This Lease shall inure to the benefit of and be binding upon each of the parties hereto and their respective successors and permitted assigns. Notwithstanding the foregoing, any further lease or charter of the Aircraft by

Skyview during the term of this Lease shall be made subordinate to this Lease and shall not limit the responsibilities of IHS for all payment and performance obligations required in this Lease.

ARTICLE 15 WAIVER OF JURY TRIAL

IHS HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS LEASE, ANY DEALINGS BETWEEN IHS AND SKYVIEW RELATING TO THE SUBJECT MATTER HEREOF OR ANY RELATED TRANSACTIONS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS). THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS RELATING TO THIS LEASE OR ANY OTHER DOCUMENTS OR LEASES RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY.

ARTICLE 16 FORCE MAJEURE

None of the parties shall be liable for any delay or failure in the performance of any obligation under this Lease due to any cause beyond its control, including, without limitation, acts of God, act of government, fires, floods, strikes, lock-outs or other labor disputes, embargoes, riots, insurrection, war or acts of the public enemy.

ARTICLE 17 TAXES

During the term of this Lease, IHS shall be responsible for all taxes (except those measured by the income of Skyview), excise taxes, fines, fees or penalties arising out of this Lease or IHS's operation of the Aircraft. In the case of personal property taxes, IHS will be responsible for taxes and assessments levied against, and constituting a lien against, the Aircraft which arise during the term of this Lease.

ARTICLE 18 ENTIRE AGREEMENT; AMENDMENT

This Lease contains the entire understanding of the parties regarding the subject matter hereof and may not be amended, modified or waived except in writing and signed by an authorized officer or representative of each party.

ARTICLE 19 RISK OF LOSS

A. Risk of Loss, Damage or Destruction. IHS hereby assumes all risk of loss, damage, theft, taking, destruction, confiscation, requisition or commandeering, partial or complete, of or to the Aircraft, ever caused or occasioned, such risk to be borne by IHS from the

     Commencement Date of this Lease, and continuing until the Aircraft has been returned to Skyview in accordance with the terms of this Lease.

B. Event of Loss with Respect to the Aircraft. Upon the occurrence of an Event of Loss (as hereinafter defined) with respect to the Aircraft, IHS shall, within fifteen (15) days after such occurrence, give Skyview notice of such Event of Loss. IHS shall pay, or cause to be paid , to Skyview in immediately available funds on a date (which date shall be a Casualty Loss Value Payment Date) not later than the Casualty Loss Value Payment Date first occurring after one hundred eighty (180) days after the occurrence of the Event of Loss, an amount equal to (1) all unpaid Base Rent due before such Casualty Loss Value Payment Date and all unpaid supplemental payments (other than Casualty Loss Value) due under this Lease on or before such Casualty Loss Value Payment Date, plus (2) the Casualty Loss Value (as described on Annex B hereto) for the Aircraft determined as of such Casualty Loss Value Payment Date or, if such Casualty Loss Value Payment Date is beyond the end of the term of this Lease, the Casualty Loss Value as of the last Casualty Loss Value Payment Date during the term of this Lease.

C. Effect of Casualty Loss Value Payment. Following the payment in full of the Casualty Loss Value for the Aircraft and other amounts as provided in this
     Article 19, (1) this Lease and the obligations of IHS to pay Base Rent shall terminate and this Lease shall terminate, and (2) any remaining insurance proceeds (other than those reserved to others), shall be promptly paid over to or at the direction of IHS.

D. Substitution and Event of Loss with Respect to An Engine. IHS shall have the right at its option at any time, on at least ten (10) days prior notice to Skyview and any lender of Skyview, to substitute a replacement engine for an Aircraft engine. If an Event of Loss shall have occurred with respect to an Aircraft engine but not the Aircraft's airframe, within sixty
     (60) days of the occurrence of such Event of Loss, IHS shall substitute a replacement engine for the Aircraft's engine. Any such replacement engine shall be free and clear of all liens. In connection with the substitution of a replacement engine, the following conditions shall be satisfied in a timely manner:

     1. The following documents shall be duly authorized, executed and delivered by the respective party or parties thereto, and an executed counterpart of each shall be delivered to Skyview and any lender to
          Skyview:

          (A) a lease supplement covering the replacement engine, which shall have been duly filed for recordation with the FAA;

          (B) so long as any security agreement shall not have been satisfied and discharged, a security agreement supplement covering the replacement engine, which shall have been duly filed for recordation with the FAA;

          (C) an officer's certificate of IHS certifying that the replacement engine is in as good operating condition and repair as the engine it replaces assuming such engine had been maintained in the operating condition and repair required hereunder; and

          (D) such other documentation as Skyview or any lender of Skyview shall reasonably request.

E. Application of Other Payments Upon Event of Loss. Any payments (including, without limitation, insurance proceeds) received at any time by Skyview or IHS from any insurer, governmental authority or other party or insurer (except IHS) as a result of the occurrence of an Event of Loss will be applied as follows: (1) any such payments received at any time by IHS or Skyview shall be promptly paid to Skyview for application pursuant to the following provisions: (2) so much of such payments as shall not exceed the amount of the Casualty Loss Value required to be paid by IHS shall be applied in reduction of IHS's obligation to pay such amount, if not already paid by IHS, or, if already paid by IHS, shall be applied to reimburse IHS for its payment of such amount, unless an Event of Default shall have occurred and be continuing; (3) so much of such payments as shall not exceed the cost of any replacement engine to be purchased pursuant hereto shall be applied for payment of (or to reimburse IHS for its payment of) such replacement engine, unless an Event of Default shall have occurred and be continuing; and (4) the balance, if any, of such payments remaining thereafter shall be retained by Skyview.

F. Application of Payments Not Relating to an Event of Loss. Any payments (including, without limitation, insurance proceeds) received at any time by IHS or Skyview from any insurer or other party with respect to any condemnation, confiscation, theft or seizure of or loss or damage to, the Aircraft or the Aircraft's airframe or any Aircraft engine not constituting an Event of Loss, will be applied directly in payment of repairs or for replacement of property in accordance with the provisions of this Lease, if not already paid by IHS, or if already paid by IHS and no Event of Default shall have occurred and be continuing, shall be applied to reimburse IHS for such payment, and any balance remaining after compliance with the terms hereof with respect to such loss or damage shall be retained by Skyview.

G. Definition of Event of Loss. As used in this Lease, the term Event of Loss shall mean:

     1. Destruction or damage which renders the Aircraft permanently unfit for normal use by IHS;

     2. Damage which results in an insurance settlement on the basis of a total loss, or a constructive or compromised total loss;

     3. Theft or disappearance for a period of thirty (30) days unless the location of such property is known and IHS is diligently pursuing recovery of such property but in any event for a period in excess of ninety (90) days from such theft or disappearance or for a period beyond the end of the term of this Lease, whichever is shorter; and

     4. With respect to the Aircraft's airframe or any engine, the requisition or taking or use by any governmental authority for more than sixty
          (60) days or for any period extending beyond the end of the term of this Lease or by the United States or any agency thereof for a period extending beyond the end of the term of this Lease.

          An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss has occurred with respect to the Aircraft's airframe.

ARTICLE 20 TRUTH IN LEASING

SKYVIEW CERTIFIES THAT THE VENDOR OF THIS AIRCRAFT HAS REPRESENTED TO SKYVIEW THAT THE AIRCRAFT HAS BEEN MAINTAINED AND EFFECTED UNDER FAR 91 FROM THE DATE OF MANUFACTURE, TO THE DATE HEREOF, AND THAT THE AIRCRAFT WILL BE MAINTAINED BY IHS UNDER FAR 91 FOR THE OPERATIONS TO BE CONSTRUED UNDER THIS LEASE. IHS IS CONSIDERED RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT UNDER THIS LEASE.

FOR AN EXPLANATION OF THE FACTORS BEARING ON OPERATIONAL CONTROL, PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FEDERAL AVIATION ADMINISTRATION FLIGHT STANDARD DISTRICT OFFICE, GENERAL AVIATION DISTRICT OFFICE OR AIR CARRIER DISTRICT OFFICE.

IHS CERTIFIES THAT IT IS RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT DURING THE TERM OF THIS LEASE AND THAT IT UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION ADMINISTRATION REGULATIONS.

                             SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties have executed this Aircraft Lease Agreement as of the day and year first set forth above.

                                          RNE SKYVIEW, LLC

                                          By: /s/ John R. Fallon, Jr.

                                             -----------------------------------
                                          Name: John R. Fallon, Jr.
                                          Title: Managing Director

                                          INTEGRATED HEALTH SERVICES, INC.

                                          By: /s/ Daniel J. Booth

                                             -----------------------------------
                                          Name: Daniel J. Booth
                                          Title: Senior Vice President

                                     ANNEX A

Aircraft Manufacturer and Model:  1992 British Aerospace BAe 125 Series 800A

Manufacturer's Serial Number:  NA0474

FAA Registration Number:  N622AD

Engine Manufacturer and Model:  Garrett Air Research TFE 731-5R-1H

Manufacturer's Serial Numbers:  P91560; P91561

AVIONICS:

HONEYWELL EDZ-817 5-TUBE EFIS W/MFD HONEYWELL EDZ-817 5-TUBE EFIS FLT. DIRECTOR HONEYWELL DFZ-800 DIGITAL AUTOPILOT PRIMUS 870 RADAR W/DUAL CONTROLLERS DUAL HONEYWELL PRIMUS II 850 COMMS DUAL HONEYWELL AHZ-600 AHRS COMPASS DUAL HONEYWELL PRIMUS II 850 NAVS WULFSBERG FLIGHTPHONE VI HONEYWELL PRIMUS II DME DUAL KING KHF-950 HF'S WITH SELCAL HONEYWELL PRIMUS II ADF TCAS-II DUAL ASZ-810 AIR DATA SYSTEMS RADAR WITH LZ-850 LIGHTING DETECTOR GLOBL AFIS ELECTRONIC CHECKLIST SUNDSTRAND MARK VII GPWS WITH WINDSHEAR DUAL HONEYWELL FMZ-2000 FMS WITH VOR/DME/VNAV/TACAN & DUAL GPS

ADDITIONAL EQUIPMENT:

THRUST REVERSERS                     BFGOODRICH WHEELS & BRAKES
LONG-RANGE OXYGEN                    AIRSHOW
TV/VCR                               LIGHTS: DEVORE TEL-TAIL, PULSE, RS ICE
CD PLAYER W/INDIVIDUAL HEADSETS & CHANNEL SELECTORS

EXTERIOR:

OVERALL WHITE W/GRAY & PLUMB STRIPES

INTERIOR:

EIGHT PASSENGER, EXTERNAL SERVICE LAV. AIR-CONDITIONING, TAUPE LEATHER SEATS, HARMONIZING FABRIC DIVAN, ADDITIONAL OBSERVER JUMPSEAT, IPECO CREW SEATS, TAUPE & LIGHT GRAY CABINETRY, FORWARD GALLEY WITH MICROWAVE, OVEN, COFFEEMAKER &

ABUNDANT

STORAGE

                                                                         ANNEX B

================================================================================
      Print                                                         Casualty
     Number                                                       Loss Values*
================================================================================
                                                                  101.570000
        1                                                         101.220126
        2                                                         101.868091
        3                                                         100.513883
        4                                                         100.157486
        5                                                          99.798889
        6                                                          99.438076
        7                                                          99.075036
        8                                                          98.709753
        9                                                          98.342215
       10                                                          97.972406
       11                                                          97.600314
       12                                                          97.225923
       13                                                          96.849221
       14                                                          96.470192
       15                                                          96.088822
       16                                                          95.705096
       17                                                          95.319001
       18                                                          94.930522
       19                                                          94.539643
       20                                                          94.146350
       21                                                          93.750628
       22                                                          93.352462
       23                                                          92.951837
       24                                                          92.548738
       25                                                          92.143150
       26                                                          91.735056
       27                                                          91.324442
       28                                                          90.911293
       29                                                          90.495591
       30                                                          90.077323
       31                                                          89.656471
       32                                                          89.233020
       33                                                          88.806953
       34                                                          88.378256
       35                                                          87.946911
       36                                                          87.512902
       37                                                          87.076212
       38                                                          86.636825
       39                                                          86.194725
       40                                                          85.749895
       41                                                          85.302317
       42                                                          84.851975
       43                                                          84.398852
       44                                                          83.942930
       45                                                          83.484193
       46                                                          83.022622

                                                                         ANNEX B

================================================================================
      Print                                                         Casualty
     Number                                                       Loss Values*
================================================================================
       47                                                           82.558201
       48                                                           82.090911
       49                                                           81.620736
       50                                                           81.147657
       51                                                           80.671656
       52                                                           80.192715
       53                                                           79.710817
       45                                                           79.225942
       55                                                           78.738073
       56                                                           78.247191
       57                                                           77.753277
       58                                                           77.256312
       59                                                           76.756279
       60                                                           76.253157
       61                                                           75.746928
       62                                                           75.237573
       63                                                           74.725072
       64                                                           74.209405
       65                                                           73.690554
       66                                                           73.168499
       67                                                           72.643219
       68                                                           72.114696
       69                                                           71.582908
       70                                                           71.047836
       71                                                           70.509459
       72                                                           69.967758
       73                                                           69.422711
       74                                                           68.874297
       75                                                           68.322497
       76                                                           67.767289
       77                                                           67.208652
       78                                                           66.646565
       79                                                           66.081006
       80                                                           65.511955
       81                                                           64.939389
       82                                                           64.363287
       83                                                           63.783627
       84                                                            0.000000



* As a percentage of Acquisition Cost

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